Alere Inc.

NOTICE OF GUARANTEED DELIVERY

For Tender of All Outstanding 8.625% Senior Subordinated Notes Due 2018
Issued on September 21, 2010 in a Transaction Exempt
from Registration under the Securities Act of 1933, as Amended

As set forth in the prospectus dated December 10, 2010 (as amended or supplemented from time to time, the “Prospectus”) of Alere Inc. (the “Issuer”), and in the related Letter of Transmittal and the instructions thereto (the “Letter of Transmittal”) (which together with the Prospectus constitutes the “Exchange Offer”), this Notice of Guaranteed Delivery (or a facsimile hereof) or one substantially equivalent hereto, or the electronic form used by The Depository Trust Company (“DTC”) for this purpose must be used to accept the Exchange Offer if certificates for outstanding 8.625% Senior Subordinated Notes due 2018 of the Issuer (the “Old Notes”) that were issued on September 21, 2010 in a transaction exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”), and all other documents required by the Letter of Transmittal are not immediately available to the registered holder of such Old Notes, or if a participant in DTC is unable to complete the procedures for book-entry transfer on a timely basis of Old Notes to the account maintained by U.S. Bank National Association (the “Exchange Agent”) at DTC, or if time will not permit all documents required by the Exchange Offer to reach the Exchange Agent before 5:00 p.m., New York City time (the “Expiration Time”) on January 18, 2011 (the “Expiration Date”), unless the expiration of the Exchange Offer is extended to a later time or date, in which case the Expiration Time and the Expiration Date shall be such later time and date, respectively. This Notice of Guaranteed Delivery (or a facsimile hereof) or one substantially equivalent hereto may be delivered by mail (registered or certified mail is recommended), by facsimile transmission, by hand or by overnight carrier to the Exchange Agent. See the section of the Prospectus entitled “The Exchange Offer — Procedures for Tendering Old Notes — Guaranteed Delivery.” Capitalized terms used but not defined herein have the meanings assigned to them in the Exchange Offer.

By Mail, Hand or Overnight Courier:

U.S Bank National Association, Exchange Agent
West Side Flat Operations Center
60 Livingston Avenue
Mail Station — EP-MN-WS2N
St. Paul, MN 55107-2292
Attn: Brandi Steward

By Facsimile:

651-495-8158

For Information of Confirmation by Telephone:

651-495-4738

THE EXCHANGE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON JANUARY 18, 2011 UNLESS THE EXCHANGE OFFER IS EXTENDED. TENDERS MAY BE WITHDRAWN AT ANY TIME BEFORE THE EXPIRATION TIME.

DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OR TRANSMISSION THEREOF TO A FACSIMILE NUMBER OTHER THAN AS SET FORTH ABOVE DOES NOT CONSTITUTE A VALID DELIVERY. THE METHOD OF DELIVERY OF ALL DOCUMENTS, INCLUDING CERTIFICATES, IS AT THE RISK OF THE HOLDER. THE INSTRUCTIONS ACCOMPANYING THE LETTER OF TRANSMITTAL SHOULD BE READ CAREFULLY BEFORE THIS NOTICE OF GUARANTEED DELIVERY IS COMPLETED.

This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an Eligible Institution (as defined therein) under the instructions thereto, such signatures must appear in the applicable space provided in the signature box on the Letter of Transmittal.

Ladies and Gentlemen:

The undersigned hereby acknowledges receipt of the prospectus dated December 10, 2010 (as amended and supplemented from time to time, the “Prospectus”) and the related Letter of Transmittal and the instructions thereto (the “Letter of Transmittal”) (which together with the Prospectus constitutes the “Exchange Offer”), which describes the offer of Alere Inc., a Delaware corporation (the “Issuer”), to exchange Old Notes for a like principal amount of its 8.625% Senior Subordinated Notes due 2018, which have been registered under the Securities Act (the “New Notes”).

The undersigned hereby tenders to the Issuer the aggregate principal amount of Old Notes set forth below pursuant to the guaranteed delivery procedures and upon the terms and conditions set forth in the Prospectus and the Letter of Transmittal.

The undersigned understands that no withdrawal of a tender of Old Notes may be made after the Expiration Time. The undersigned understands that for a withdrawal of a tender of Old Notes to be effective, a written notice of withdrawal that complies with the requirements of the Exchange Offer must be timely received by the Exchange Agent at its address specified on the cover of this Notice of Guaranteed Delivery before the Expiration Time.

The undersigned understands that the exchange of Old Notes for New Notes pursuant to the Exchange Offer will be made only after timely receipt by the Exchange Agent of (i) such Old Notes (or a Book-Entry Confirmation of the transfer of such Old Notes into the Exchange Agent’s account at DTC) and (ii) a Letter of Transmittal (or a facsimile thereof) with respect to such Old Notes, properly completed and duly executed, with any required signature guarantees, this Notice of Guaranteed Delivery and any other documents required by the Letter of Transmittal, or a properly transmitted Agent’s Message. The term “Agent’s Message” means, with respect to any tendered Old Notes, a message transmitted by DTC to, and received by, the Exchange Agent and forming part of a Book-Entry Confirmation, which states that DTC has received an express acknowledgment from each tendering participant to the effect that, with respect to the Old Notes, the participant has received and agreed to be bound by the terms of the Letter of Transmittal and that the Issuer may enforce such agreement against such participant.

The undersigned hereby represents, warrants and agrees that the undersigned has full power and authority to tender, exchange, sell, assign and transfer the tendered Old Notes and to acquire New Notes issuable upon the exchange of such tendered Old Notes, and that when those Old Notes are accepted for exchange by the Issuer, the Issuer will acquire good and unencumbered title thereto, free and clear of all liens, restrictions, charges and encumbrances, and those Old Notes will not be subject to any adverse claims. The undersigned also agrees that the undersigned and each beneficial owner for whose benefit the undersigned holds Old Notes (a “Beneficial Owner”) will, upon request, execute and deliver any additional documents deemed by the Exchange Agent or the Issuer to be necessary or desirable to complete the tender, exchange, sale, assignment and transfer of tendered Old Notes or transfer of ownership of such Old Notes on the account books maintained by a book-entry transfer facility, and that the undersigned will comply with its obligations under the Registration Rights Agreement. The undersigned has read and agreed to all of the terms of the Exchange Offer.

By tendering Old Notes and executing this Notice of Guaranteed Delivery, the undersigned hereby represents and acknowledges, for the undersigned and for each Beneficial Owner (as if the undersigned were the Beneficial Owner), whether or not the undersigned is the Beneficial Owner, that (i) the undersigned is not an affiliate (as defined in Rule 405 under the Securities Act) of the Issuer or any subsidiary guarantor of the New Notes, or if the undersigned is an affiliate, it will comply with the registration and prospectus delivery requirements under the Securities Act to the extent applicable; (ii) the undersigned is not participating, does not intend to participate and has no arrangement or understanding with any person to participate in the distribution (within the meaning of the Securities Act) of the New Notes in violation of the provisions of the Securities Act; (iii) the undersigned will receive the New Notes in the ordinary course of its business; (iv) if the undersigned is not a broker-dealer, it is not engaged in, and does not intend to engage in, a distribution of New Notes; and (v) if the undersigned is a broker-dealer that will receive New Notes for its own account in exchange for Old Notes acquired as a result of market- making or other trading activities, it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such New Notes; however, by so acknowledging and by delivering a prospectus, the undersigned will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.

All questions as to the validity, form, eligibility (including time of receipt), acceptance, withdrawal and revocation of Old Notes tendered for exchange will be determined by the Issuer in its sole discretion, which determination will be final and binding on all parties. All tendering holders, by execution of the Letter of Transmittal or a facsimile thereof or an Agent’s Message in lieu thereof, shall waive any right to receive notice of the acceptance of the Old Notes for exchange. The Issuer reserves the absolute right to reject any and all Old Notes not properly tendered or any Old Notes the Issuer’s acceptance of which would, in the opinion of counsel for the Issuer, be unlawful. The Issuer also reserves the right to waive any irregularities in the tender or conditions of the Exchange Offer as to particular Old Notes. The Issuer’s interpretation of the terms and conditions of the Exchange Offer shall be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of Old Notes must be cured within the time determined by the Issuer. No alternative, conditional or contingent tenders will be accepted. Neither the Issuer, the Exchange Agent, nor any other person shall be under any duty to give notice of defects or irregularities in any tender, nor shall any of them incur any liability for failure to give such notice. Tenders of Old Notes will not be deemed to have been made until such defects or irregularities have been cured to the Issuer’s satisfaction or waived. Any Old Notes received by the Exchange Agent that are not properly tendered or as to which the defects or irregularities have not been cured or waived will be returned by the Exchange Agent to the tendering holders, unless otherwise provided in the Letter of Transmittal promptly after the Expiration Date. The Exchange Agent has no fiduciary duties to the holders with respect to the Exchange Offer and is acting solely on the basis of directions of the Issuer.

No authority conferred or agreed to be conferred by this Notice of Guaranteed Delivery shall be affected by, and all such authority shall survive, the dissolution, death or incapacity of the undersigned, and any obligation of the undersigned hereunder shall be binding upon the heirs, executors, administrators, trustees in bankruptcy, personal and legal representatives, successors and assigns of the undersigned.

PLEASE SIGN AND COMPLETE

Signature(s) of Registered Owner(s) or Authorized Signatory:

Name(s) of Registered Holder(s):

Address:

Area Code and Telephone Number:

Principal Amount of Outstanding Old Notes Tendered:

Certificate No(s) of Old Notes:

Depository Account No., if Old Notes will be delivered by book-entry transfer at The Depository Trust Company:

Date:

This Notice of Guaranteed Delivery must be signed by the registered holder(s) of tendered Old Notes exactly as its (their) name(s) appear(s) on certificates for such tendered Old Notes or on a security position listing as the owner of Old Notes, or by person(s) authorized to become registered holder(s) by endorsements and documents transmitted with this Notice of Guaranteed Delivery. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer or other person acting in a fiduciary or representative capacity, such person must provide the following information:

PLEASE PRINT NAME(S) AND ADDRESS(ES)

Name(s):

Capacity:

Address(es):

THE GUARANTEE ON THE REVERSE SIDE MUST BE COMPLETED

GUARANTEE
(Not to be used for signature guarantee)

The undersigned, a member firm of a registered national securities exchange, a member of the Financial Industry Regulatory Authority, Inc., or a commercial bank or trust company having an office or a correspondent in the United States, or otherwise an “eligible guarantor institution” within the meaning of Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended, hereby guarantees delivery to the Exchange Agent, at its address set forth above, either certificates for the Old Notes tendered hereby, in proper form of transfer, or confirmation of the book-entry transfer of such Old Notes to the Exchange Agent’s account at The Depository Trust Company, pursuant to the procedures for book-entry transfer set forth in the Prospectus, in either case together with one or more properly completed and duly executed Letter(s) of Transmittal (or a facsimile thereof or an Agent’s Message in lieu thereof) and any other documents required by the Letter of Transmittal, all within three New York Stock Exchange trading days after the Expiration Date.

The undersigned acknowledges that it must communicate the guarantee to the Exchange Agent and deliver the Letter of Transmittal (or a facsimile thereof or an Agent’s Message in lieu thereof) and Old Notes tendered hereby to the Exchange Agent within the time period set forth above and that failure to do say could result in financial loss to the undersigned.

Name of Firm:

Address:

Area Code and Telephone No.:

Authorized Signature:

Name:

Title:

Date:

DO NOT SEND CERTIFICATES FOR OLD NOTES WITH THIS NOTICE OF GUARANTEED DELIVERY. ACTUAL SURRENDER OF OLD NOTES MUST BE MADE PURSUANT TO, AND BE ACCOMPANIED BY, A PROPERLY COMPLETED AND DULY EXECUTED LETTER OF TRANSMITTAL (OR A FACSIMILE THEREOF OR AN AGENT’S MESSAGE IN LIEU THEREOF) AND ANY OTHER REQUIRED DOCUMENTS.

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